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                                                                    EXHIBIT 3.25

                           CERTIFICATE OF AMENDMENT BY
                             SHAREHOLDERS OR MEMBERS
                                   (Domestic)
                                Filing Fee $50.00

(CHECK ONLY ONE (1) BOX)
(1)  Domestic for Profit                       (2) Domestic Non-Profit
     [ ] Amended   [ ] Amendment                   [ ] Amended    [ ] Amendment
        (122-AMAP)    (125-AMDS)                      (126-AMAN)      (128-AMD)

COMPLETE THE GENERAL INFORMATION IN THIS SECTION FOR THE BOX CHECKED ABOVE.

Name of Corporation        Eagle-Picher Industries, Inc.

Charter Number             36429

Name of Officer            David G. Krall

Title                      Senior Vice President

[ ] Please check if additional provisions attached.

The above named Ohio corporation, does hereby certify that:

[ ] A meeting of the  [ ] shareholders  [ ] directors (non-profit amended articles only)

[ ] members was duly called and hold on___________________________
                                                (Date)

at which meeting a quorum was present in person or by proxy, based upon the quorum present, an affirmative vote was cast which entitled them to exercise ______% as the voting power of the corporation.

[x] In a writing signed by all of the [x] shareholders [ ] directors (non-profit amended articles only) [ ] members who would be entitled to the notice of a meeting or such other proportion not less than a majority as the articles of regulations or bylaws permit.

CLAUSE APPLIES IF AMENDED BOX IS CHECKED.

Resolved, that the following amended articles of incorporation be and the same are hereby adopted to supercede and take the place of the existing articles of incorporation and all amendments thereto.

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All of the following information must be completed if an amended box is checked.
If an amendment box is checked, complete the areas that apply.

FIRST: The name of the corporation is: EaglePicher Incorporated

SECOND: The place in the State of Ohio where its principal office is located is in the City of:

         _______________________________________     ___________________________
                (city, village or township)                  (County)

THIRD:   The purposes of the corporation are as follows:

FOURTH: The number of shares which the corporation is authorized to have outstanding is: ________ (Does not apply to box (2))

           REQUIRED           /s/DAVID G. KRALL                       4-1-03
                              _________________________               _______
Must be authenticated         Authorized Representative                Date
(signed) by an authorized         David G. Krall
representatiave
   (See instructions)

                              _________________________               ________
                              Authorized Representative                 Date

                              _________________________               ________
                              Authorized Representative                 Date